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                                                                      Exhibit 99



                         [Letterhead of Michael T. Dan]

August 9, 2006


Mr. Thomas R. Hudson Jr.
Managing Manager
Pirate Capital LLC
200 Connecticut Avenue, 4th Floor
Norwalk, CT  06854

Dear  Mr. Hudson:

We are in receipt of your letter dated August 8th. We are always interested in the views of our shareholders and appreciate the suggestions outlined in your letter. They have been brought to the attention of our Board, which will give them appropriate consideration in continuing to act in the best interests of The Brink's Company.

We appreciate the recognition you expressed of the Board's creation of significant shareholder value.

Very  truly yours,


/s/ Michael T. Dan
Michael T. Dan